CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated February 1, 2001, which is incorporated by reference, in this Registration Statement (Form N-1A 33-19655) of Dreyfus New Jersey Municipal Bond Fund, Inc.

                                        ERNST & YOUNG LLP




New York, New York
April 24, 2001